                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                          SECURITIES PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of the 17th day of August 2000 (this "Amendment"), is by and between SIMULA, INC., an Arizona corporation (the "Company"), SIMULA SAFETY SYSTEMS, INC., an Arizona corporation ("SSSI"), SIMULA TRANSPORTATION EQUIPMENT CORPORATION (formerly known as Intaero, Inc.), an Arizona corporation ("Simtech"), AI CAPITAL CORP. (formerly known as Airline Interiors, Inc.), an Arizona corporation ("Airline Interiors"), SIMULA ARTCRAFT INDUSTRIES INC. (formerly known as Artcraft Industries Corp.), an Arizona corporation ("Artcraft Industries"), SIMULA COMPOSITES CORPORATION (formerly known as Viatech, Inc.), a Delaware corporation ("Composites"), SIMULA AUTOMOTIVE SAFETY DEVICES, INC., an Arizona corporation ("SASD"), SIMULA TECHNOLOGIES, INC., an Arizona corporation ("STI"), INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC., an Arizona corporation ("ICSE"), SIMULA POLYMER SYSTEMS, INC., an Arizona corporation ("Polymer"), SIMULA AUTOMOTIVE SAFETY DEVICES LIMITED, a company organized and existing under the laws of the United Kingdom ("Simula Automotive UK"), and CCEC CAPITAL CORP., an Arizona corporation ("CCEC"), on the one hand, and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser"), on the other hand. The Company, SSSI, Simtech, Airline Interiors, Artcraft Industries, Composites, SASD, STI, ICSE, Polymer, Simula Automotive UK and CCEC may be individually referred to herein as a "Company Party" and collectively referred to herein as the "Company Parties."

                                 R E C I T A L S

         A. The parties have entered into that certain Securities Purchase Agreement dated as of December 31, 1999, as amended by that certain First Amendment to Securities Purchase Agreement dated as of May 25, 2000 (as so amended, the "Securities Purchase Agreement"), pursuant to which, among other things, the Company Parties jointly and severally issued and sold to the Purchaser a Secured Senior Note Due 2000 dated December 31, 1999, in the principal amount of $5,000,000 (the "Term A Note") and a Secured Senior Note Due 2003 dated December 31, 1999, in the principal amount of $15,000,000, and the Company issued and sold the Warrant to the Purchaser, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement and the other Investment Documents. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Amendment have the meanings set forth in the Securities Purchase Agreement.

         B. The Company has requested that the Purchaser agree to (i) amend the Securities Purchase Agreement as provided in Section 1 hereof, (ii) amend and restate the Term A Note to extend the stated maturity date thereof from September 30, 2000, to October 1, 2001, and to provide for the right of the Company Parties to voluntarily prepay the outstanding principal balance of the Term A Note prior to the stated maturity date thereof, (iii) waive its right to require that the Company repay the Term A
Note in full prior to its prepayment of the outstanding principal balance of, and accrued interest on, the Remaining Desjardins Note, (iv) waive the Specified Defaults (as such term is defined herein), (v) consent to the restructuring of the C&C Notes and (vi) consent to the amendment of certain terms under the Bank Credit Agreement, and the Purchaser is willing to agree to do so, all on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment to Securities Purchase Agreement.

               (a) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date (as such term is defined below), the definition of Capital Expenditures in Section 1.1 (Definitions) of the Securities Purchase Agreement shall be amended by adding the following proviso at the end of such definition after the word "GAAP:"

                    ", PROVIDED that the term "Capital Expenditures"
               shall not include expenses incurred in connection with financings that are not related to property, plant, equipment or other fixed assets, or for improvements thereto, including, without limitation, any original issue discount."

               (b) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date, Section 1.1 (Definitions) of the Securities Purchase Agreement shall be amended by adding the following definition in alphabetical order:

                    "'DCI IMPROVEMENT TECHNOLOGY' shall mean all improvements
               and other modifications to the technology embodied in U.S. Patent No. 6,062,143, issued May 16, 2000, entitled 'Distributed Charge Inflator System', which has been developed jointly by one or more Company Parties and Primex Aerospace Company."

               (c) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date, the definition of EBITDA in Section 1.1 (Definitions) of the Securities Purchase Agreement shall be amended by deleting clause (i) thereof in its entirety and replacing it with the following:

                    "(i) the sum of (A) Net Income (Loss), (B) interest expense deducted in determining Net Income (Loss) (including, without limitation, cash interest, payment-in-kind interest and amortization of original issue discount), (C) the amount of Taxes, based on or measured by income, deducted in determining Net Income (Loss), (D) the amount of depreciation and amortization expense deducted in determining Net Income (Loss),

               (E) any extraordinary or unusual non-cash losses (PROVIDED that such extraordinary or unusual non-cash losses do not at any time result in any cash outlay) and (F) operating expenses related to the purchase and implementation of the DCI Improvement Technology, but only to the extent that such operating expenses are included in Net Income (Loss) and only to the extent that such operating expenses do not exceed the dollar limitations applicable to the DCI Improvement Technology only set forth in the last paragraph of SECTION 10.15(e), in each case for such period; MINUS"

               (d) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date, clause (ii) of the definition of Fixed Charges in Section
1.1 (Definitions) of the Securities Purchase Agreement shall be amended by deleting such clause in its entirety and replacing it with the following:

                    "(ii) scheduled payments of principal on any Indebtedness of the Company and its Subsidiaries, excluding any Indebtedness under the Term A Note or the payments of $500,000, $250,000 and $200,000 permitted to be made in accordance with the last paragraph of SECTION 10.15(e);"

               (e) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date, clause (vi) of the definition of Fixed Charges in Section
1.1 (Definitions) of the Securities Purchase Agreement shall be amended by deleting such clause in its entirety and replacing it with the following:

                    "(vi) Capital Expenditures (excluding the payment previously made by the Company to Primex Aerospace Company in the amount of $350,000 in connection with the purchase of the DCI Improvement Technology and any additional Capital Expenditures permitted to be incurred in the last paragraph of SECTION 10.15(e)),"

               (f) AMENDMENT TO SECTION 1.1 (DEFINITIONS). Effective on and as of the Effective Date, the definition of Leverage Ratio in Section 1.1 (Definitions) of the Securities Purchase Agreement shall be amended by deleting such definition in its entirety and replacing it with the following:

                    "'LEVERAGE RATIO' shall mean, with respect to any period,
               the ratio of (i) the sum of (A) total Indebtedness of the Company and its Subsidiaries at the end of such period, excluding the Indebtedness described in SECTION 10.1(g), PLUS (B) all Capital Leases existing at the end of such period, LESS $200,000, to (ii) EBITDA for such period or such other period, as applicable."

               (g) AMENDMENT TO SECTION 9.20. Effective on and as of the Effective Date, Section 9.20 (Dissolution of Simula Protective UK and Intaero Ltd.) shall be amended by deleting such Section in its entirety and replacing it with the following:

                    "9.20 DISSOLUTION OF SIMULA PROTECTIVE UK AND INTAERO LTD.

                         (a) As soon as practicable, but not later than November
               30, 2000, the Company shall cause the final dissolution of Simula Protective UK in accordance with Applicable Law. Prior to the date that Simula Protective UK has been dissolved, no Company Party shall transfer any assets or properties to Simula Protective UK, or permit Simula Protective UK to conduct any business whatsoever, and Simula Protective UK shall remain an inactive indirect Subsidiary of the Company. The Company shall provide to the Purchaser written evidence of the final dissolution of Simula Protective UK within ten (10) Business Days following the effective date thereof.

                         (b) As soon as practicable, but not later than August
               31, 2000, the Company shall cause the final dissolution of Intaero Ltd. in accordance with Applicable Law. Prior to the date that Intaero Ltd. has been dissolved, no Company Party shall transfer any assets or properties to Intaero Ltd., or permit Intaero Ltd. to conduct any business whatsoever, and Intaero Ltd. shall remain an inactive indirect Subsidiary of the Company. The Company shall provide to the Purchaser written evidence of the final dissolution of Intaero Ltd. not later than September 5, 2000."

               (h) AMENDMENT TO SECTION 10.1. Effective on and as of the Effective Date, Section 10.1 (Limitations on Indebtedness) shall be amended by deleting such Section in its entirety and replacing it with the following:

                         "10.1 LIMITATIONS ON INDEBTEDNESS. The Company Parties
               shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, suffer to exist or become or remain liable with respect to any Indebtedness, except for:

                              (a) The Obligations;

                              (b) Indebtedness existing under the Bank Credit
                         Agreement;

                              (c) Indebtedness existing on the date hereof and
                         listed on Schedule 3.11 (excluding any refinancings, restructurings (whether in the nature of a "work out" or otherwise), restatements or refundings thereof);

                              (d) (i) except as provided in clause (ii) below,
                         trade accounts payable that are more than sixty (60) days past their due dates incurred in the ordinary course of business in the aggregate amount of $150,000 at any time outstanding or (ii) trade accounts payable under invoices dated from April 23, 2000 to May 31, 2000, issued by two law firms with respect to outstanding legal fees that are more than sixty (60) days past their due dates as of August 17, 2000, in an aggregate amount of not more than $104,313.00;

                              (e) Indebtedness consisting of the maximum fixed
                         repurchase price of any mandatory redemption of the Series A Preferred, PROVIDED that the Company shall not make any mandatory redemption of the Series A Preferred prior to the repayment in full of all Obligations under the Notes;

                              (f) Indebtedness evidenced by that certain
                         Promissory Note dated June 13, 2000, issued by the Company to Rosestone Properties, LLC in the original principal amount of $800,000, but in an aggregate amount of not more than $775,960.15; and

                              (g) Indebtedness (in the form of a deferred
                         purchase price) in an amount not to exceed $950,000 evidenced by a promissory note issued (or to be issued) by the Company to Primex Aerospace Company in connection with the Company's acquisition of the DCI Improvement Technology, which promissory note (i) may be ranked PARI PASSU with the Obligations, (ii) may be secured by a purchase money Lien in favor of the payee thereof encumbering solely the DCI Improvement Technology, (iii) may not bear interest at a rate in excess of the "prime rate" as announced by Suntrust Bank of Florida from time to time, PLUS 3.50% per annum, and (iv) shall otherwise be in form and substance satisfactory to the Purchaser and the Bank."

               (i) AMENDMENT TO SECTION 10.2. Effective on and as of the Effective Date, Section 10.2 (Limitations on Liens) shall be amended by deleting such Section in its entirety and replacing it with the following:

                    "10.2 LIMITATIONS ON LIENS. The Company Parties shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien with respect to any of their assets or properties (whether tangible or intangible, now existing or hereafter acquired), except:

                         (a) Liens in favor of the Purchaser;

                         (b) Liens in favor of the Bank;

                         (c) Liens securing the Indebtedness described in
                    SECTION 10.1(g); and

                         (d) Permitted Liens."

               (j) AMENDMENT TO SECTION 10.15(c). Effective on and as of the Effective Date, clause (c) (Minimum Fixed Charge Coverage Ratio) of
          Section 10.15 of the Securities Purchase Agreement shall be amended by deleting such clause in its entirety and replacing it with the following:

                    "(c) MINIMUM FIXED CHARGE COVERAGE RATIO. For each of the
               periods listed in the table below, the Fixed Charge Coverage Ratio shall not be less than the ratio set forth opposite such period:

                                                                                    Fixed Charge
                                                                                   Coverage Ratio
                                                                                   --------------

                           Fiscal Quarter ending March 31, 2000                          .92

                           Trailing two Fiscal Quarters ending
                           June 30, 2000                                                1.18

                           Trailing three Fiscal Quarters ending September
                           30, 2000                                                     1.09

                           TRAILING FOUR FISCAL QUARTERS ENDING:

                           December 31, 2000                                            1.20

                           March 31, 2001                                               1.24

                           June 30, 2001                                                1.27

                           September 30, 2001                                           1.32

                           December 31, 2001                                            1.34

                           March 31, 2002                                               1.40

                           June 30, 2002                                                1.47

                           September 30, 2002                                           1.54

                           December 31, 2002                                            1.64

                           Thereafter on a Fiscal Quarter basis                         1.77"

               (k) AMENDMENT TO SECTION 10.15(e). Effective on and as of the Effective Date, clause (e) (Maximum Annual Capital Expenditures) of
          Section 10.15 of the Securities Purchase Agreement shall be amended by adding the following paragraph to the end of such clause:

                    "Notwithstanding the foregoing, the Company may accrue
               additional non-cash Capital Expenditures in the Fiscal Year ending December 31, 2000, in the maximum aggregate amount of $950,000, solely in connection with the purchase and implementation by the Company of the DCI Improvement Technology, PROVIDED that the Company may not make payments of such maximum aggregate amount in excess of $500,000, $250,000 and $200,000 in the Fiscal Years ending December 31, 2000, December 31, 2001 and December 31, 2002, respectively. In addition, the Company may incur additional Capital Expenditures in the Fiscal Year ending December 31, 2001, in the maximum aggregate amount of $600,000, solely in connection with the construction of tenant improvements for a new facility contemplated for the Applied Technology Division of SSSI and located at 7822 South 46th Street, Phoenix, Arizona, PROVIDED that the Company delivers to the Purchaser a written detailed summary thereof, in form and substance satisfactory to the Purchaser, not later than twenty (20) days prior to the date upon which the Company intends to incur any such Capital Expenditures."

               (l) AMENDMENT TO SECTION 10.4. Effective on and as of the Effective Date, Section 10.4 (Limitations on Restricted Payments by the Company) of the Securities Purchase Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

                    "10.4 LIMITATIONS ON RESTRICTED PAYMENTS BY THE COMPANY. The
               Company shall not, directly or indirectly, make any Restricted Payments. Notwithstanding the foregoing sentence, so long as the Company is Solvent and no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the Company may make the following Restricted Payments:

                         (a) Any dividend or other distribution on account of
                    any other Capital Stock of the Company now or hereafter outstanding which is payable solely in shares of the same class of Capital Stock;

                         (b) The issuance of Common Stock upon the exercise of
                    Equity Rights of the Company outstanding as of the date hereof;

                         (c) The cancellation or acquisition of any Capital
                    Stock of the Company as payment to the Company of the exercise price of any Equity Rights of the Company;

                         (d) Fees and other payments to professional service
                    providers who are Affiliates of the Company made on an arm's length basis and approved in writing in advance by a majority of the disinterested directors of the Board of Directors of the Company (which approval shall be confirmed in writing). Fees and other payments made to such professional service providers in accordance with this CLAUSE (d) shall be deemed to have complied with the provisions of SECTION 10.6; or

                         (e) The purchase or other acquisition for value,
                    directly or indirectly, of shares of Capital Stock of the Company now or hereafter outstanding or of any Subordinated Indebtedness, PROVIDED, HOWEVER, that such purchase or other acquisition complies with all Applicable Laws and that the purchase price paid with respect to such purchase or other acquisition under this clause (e) does not exceed $3,000,000 in the aggregate."

               (m) AMENDMENT TO SECTION 13.6. Effective on and as of the Effective Date, clause (i) of Section 13.6 (Notices) of the Securities Purchase Agreement shall be amended by deleting the address under "with a copy to" for notification purposes to the Purchaser and replacing it with the following:
Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, CA 90067,
Telephone: (310) 203-7579 and Telecopier: (310) 203-7199.

               (n) AMENDMENT OF CERTAIN SCHEDULES. Effective on and as of the Effective Date, Schedules 3.4, 3.5, 3.6, 3.7(a), 3.7(b), 3.11(c), 3.18 and 3.19
to the Securities Purchase Agreement shall be amended by deleting such Schedules in their entirety and replacing them with the Schedules included in EXHIBIT A hereto, each of which Schedules has been updated as of the Effective Date.

         2. AMENDMENTS TO TERM A NOTE. Effective on and as of the Effective Date, the Term A Note shall be amended and restated in its entirety on the terms and conditions set forth in the form of Amended and Restated Secured Senior Note Due 2001 attached as Exhibit B hereto (the "Amended and Restated Term A Note").

         3. PAYMENT OF REMAINING DESJARDINS NOTE. Under Section 4 of the Remaining Desjardins Note, the Company may not voluntarily prepay the Remaining Desjardins Note, but the Company is required to prepay the outstanding principal balance of, and accrued interest on, such Note within two days following the date upon which the conditions set forth therein have been satisfied, including, without limitation, that the Term A Note has been repaid in full. The Company has requested that the Purchaser consent to an amendment to the Remaining Desjardins Note solely to permit the Company to prepay the Remaining Desjardins Note and waive the requirement that the Company repay the Term A Note in full prior to its prepayment of the Remaining Desjardins Note. Effective on and as of the Effective Date, the Purchaser shall consent solely to such amendment to the Remaining Desjardins Note and shall waive its right to require the Company to repay the Term A Note in full prior to the Company's prepayment of the Remaining Desjardins Note.

         4. EFFECTIVE DATE. The effectiveness of the amendments to the Securities Purchase Agreement provided for in Section 1 of this Amendment, the amendments to the Term A Note provided for in Section 2 of this Amendment, the matters provided for in Section 3 of this Amendment with respect to the Remaining Desjardins Note, the waiver of the Specified Defaults provided for in
Section 7 of this Amendment, the consent to the C&C Notes Restructuring (as such term is defined below) as described in Section 8 of this Amendment and the consent to the change of certain terms under the Bank Credit Agreement provided for in Section 9 of this Amendment is subject to the satisfaction of each of the following conditions precedent (the first date upon which all such conditions precedent have been satisfied shall be referred to herein as the "Effective Date"):

               (a) The Company Parties shall deliver to the Purchaser this Amendment, duly executed by the Company Parties, together with the exhibits (including the updated Schedules);

               (b) The Company Parties shall deliver to the Purchaser the Amended and Restated Term A Note, duly executed on behalf of the Company Parties;

               (c) The Company shall deliver to the Purchaser an Amended and Restated Warrant to Purchase 850,000 Shares of Common Stock, in form and substance satisfactory to the Purchaser (the "Amended and Restated Warrant"), duly executed on behalf of the Company;

               (d) The Purchaser shall have received from the Company, by wire transfer in immediately available funds to the bank account designated in the Term A Note, (i) a non-refundable, non-accountable consent and waiver fee in the amount of $200,000, and (ii) all unpaid interest on the Term A Note that has accrued through and including the date immediately preceding the Effective Date;

               (e) The Company Parties shall deliver to the Purchaser an Officers' Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Executive Vice President and the Chief Financial Officer of the Company and by the Chief Financial Officer or the Treasurer and the Secretary or Assistant Secretary of each other Company Party, certifying that (i) after giving effect to the Schedules specifically included in EXHIBIT A hereto, each of the representations and warranties made by the Company Parties in the Securities Purchase Agreement is true and correct in all respects as of the date hereof, and are true and correct in all respects on and as of the Effective Date, with the same effect as if made on and as of the Effective Date (it being understood by the parties hereto that the Company Parties will not be obligated to certify as to any representations or warranties in the Securities Purchase Agreement that are expressly qualified by Schedules that have not been updated pursuant to Section 1(n) of this Amendment), (ii) the representations and warranties made by the Company Parties in this Amendment are true and correct in all respects as of the date hereof, and are true and correct on and as of the Effective Date, with the same effect as if made on and as of the Effective Date, and (iii) no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment; and

               (f) The Purchaser shall have received an opinion letter from Bradley P. Forst, Esq., General Counsel of the Company, dated as of the Effective Date, in form and substance satisfactory to the Purchaser, with respect to the enforceability of this Amendment, the Amended and Restated Term A Note and the Amended and Restated Warrant.

         5. REPRESENTATIONS AND WARRANTIES. The Company Parties hereby jointly and severally represent and warrant to the Purchaser that:

               (a) Each of the Company Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority, and all Operating Licenses, necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

               (b) The execution, delivery and performance of this Amendment, the Amended and Restated Term A Note and the Amended and Restated Warrant (the "Amendment Documents") and the consummation of the other transactions contemplated by this Amendment have been duly authorized by all requisite action on the part of the Company Parties, as applicable. This Amendment has been, and on the Effective Date the Amended and Restated Term A Note and the Amended and Restated Warrant will be, duly executed and delivered by the Company Parties that are parties thereto. This Amendment constitutes, and on the Effective Date the Amended and Restated Term A Note and the Amended and Restated Warrant will constitute, the legal, valid and binding obligations of the Company Parties that are parties thereto, enforceable against such Company Parties in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (c) The execution, delivery and performance of this Amendment and the other Amendment Documents do not and will not violate (i) the charter or bylaws of any Company Party, (ii) any term of any lease, credit agreement, indenture, note, mortgage, instrument or other agreement to which any Company Party is a party or by which any of its or their properties or assets are bound.

               (d) No Company Party is required to obtain any Consent from, or is required to make any declaration or filing with, any Governmental Authority or any other Person in connection with the execution, delivery or performance of this Amendment or any other Amendment Document.

         6. POST-EFFECTIVE DATE OBLIGATIONS.

               (a) As soon as practicable, but not later than thirty (30) days following the Effective Date, the Company Parties shall cause Fennemore Craig (or such other law firm which shall be acceptable to the Purchaser), special counsel to the Company Parties, to deliver to the Purchaser an opinion letter, dated as of the Effective Date, in form and substance satisfactory to the Purchaser, with respect to the enforceability against the Company Parties of this Amendment and the Amended and Restated Term A Note, the enforceability against the Company of the Amended and Restated Warrant and such other matters as the Purchaser may reasonably request. The Company Parties acknowledge and agree that the failure of the Company Parties to cause Fennemore Craig (or such other law firm which shall be acceptable to the Purchaser) to deliver timely such opinion letter shall constitute an Event of Default under the Securities Purchase Agreement, entitling the Purchaser to exercise all rights, powers and remedies against the Company Parties.

               (b) Within two (2) Business Days following notice from the Purchaser, the Company shall pay to the Purchaser, including, without limitation, pursuant to Section 8.6 of the Securities Purchase Agreement, all costs and expenses (including attorneys' fees and disbursements) expended or incurred by or on behalf of the Purchaser in connection with the Purchaser's investment in the Company Parties and remaining unpaid, including, without limitation, all attorneys' fees and disbursements incurred in connection with the preparation, negotiation and execution of this Amendment and the agreements, instruments and other documents relating hereto or contemplated hereby.

               (c) As soon as practicable, but not later than thirty (30) days following the Effective Date, each Company Party shall deliver to the Purchaser a Secretary's Certificate, in form and substance satisfactory to the Purchaser, duly executed by the Secretary and the President of such Company Party, certifying as to resolutions duly adopted by the Board of Directors of such Company Party, approving, affirming and ratifying, as appropriate, (i) this Amendment, (ii) the issuance, delivery and performance of the Amended and Restated Term A Note, (iii) the issuance, delivery and performance of the Amended and Restated Warrant and (iv) the other transactions contemplated by this Amendment.

         7. LIMITED WAIVER OF SPECIFIED DEFAULTS. The following Defaults or Events of Default may have occurred and may be continuing (collectively, the "Specified Defaults"):

               (a) The Company Parties changed the corporate names of Airline Interiors and Artcraft Industries, in breach or violation of Section 11 of the Security Agreement;

               (b) In connection with the closing of the sale of Airline Interiors in February 2000, Composites sold certain of its assets used to support the business of Airline Interiors, up to a maximum price of $27,000, without notifying the Purchaser, in breach or violation of Section 4(a) of the Term A Note;

               (c) The Company Parties failed to dissolve and wind up Simula Protective UK and Intaero Ltd. by certain specified dates, in breach or violation of Section 9.20 of the Securities Purchase Agreement;

               (d) The Company Parties incurred, assumed, guaranteed, suffered to exist or became liable for trade accounts payable that were more than sixty
(60) days past their due dates incurred in the ordinary course of business in an aggregate amount in excess of $100,000, in breach or violation of Section 10.1 of the Securities Purchase Agreement; and

               (e) The Company issued a Promissory Note dated June 13, 2000, to Rosestone Properties, LLC ("Rosestone") in the principal amount of $800,000.00, in connection with the execution and delivery of a Lease Termination Agreement dated as of June 13, 2000, among Rosestone, Airline Interiors and the Company, in breach or violation of Section 10.1 of the Securities Purchase Agreement.

Effective on and as of the Effective Date, the Purchaser shall waive the Specified Defaults as they exist on and as of the Effective Date.

         8. CONSENT TO RESTRUCTURING OF C&C NOTES. The C&C Notes have been pledged by CCEC to the Purchaser under the Pledge Agreement dated as of December 31, 1999 (the "Pledge Agreement"), among the Pledgors (as such term is defined therein) and the Purchaser, as secured party, to secure the payment and performance of all Secured Obligations (as such term is defined therein). The Company has proposed that the Purchaser consent to the following transactions as they relate to the C&C Notes (the "C&C Notes Restructuring"): (a) The C&C Notes would be canceled and, in lieu thereof, Coach & Car Equipment Corp., as the issuer of the C&C Notes, would pay to CCEC an amount in cash equal to $2,000,000 (the "C&C Cash Proceeds") and would issue to CCEC a replacement promissory note in the principal amount of $2,000,000, in substantially the form of the C&C Notes (the "C&C Replacement Note"), (b) the Security Agreement dated October 21, 1999, between Coach & Car Equipment Corp. and CCEC would be amended to substitute the C&C Replacement Note for the canceled C&C Notes to be held by CCEC as collateral security thereunder, and (c) CCEC would release the lien granted in its favor under the Pledge and Proxy Security Agreement dated as of October 21, 1999, between Scott Miller and CCEC, solely on the 655,000 shares of common stock of Coach and Car Equipment Corp. pledged by Mr. Miller. Effective on and as of the Effective Date, the Purchaser shall consent to the consummation of the C&C Notes Restructuring as expressly described above, PROVIDED that (i) the C&C Cash Proceeds are used by CCEC solely to repay outstanding Indebtedness under the Bank Credit Agreement, (ii) the C&C Replacement Note is delivered to the Purchaser immediately after issuance pursuant to Section 4 of the Pledge Agreement to be held as Pledged Collateral (as such term is defined in the Pledge Agreement) to secure the payment and performance of all Secured Obligations under the Pledge Agreement and (iii) the Bank consents in writing (with a copy to the Purchaser) to the C&C Notes Restructuring.

         9. CONSENT TO CHANGE OF DEFINITION OF AVAILABILITY UNDER BANK CREDIT AGREEMENT. The Company has requested that the Bank amend (a) the definition of "Revenue in Excess of Billings Advance Percentage" under the Bank Credit Agreement from 15.0% to 40.0% and amend the definition of "Revenue in Excess of Billing Loan Cap" under the Bank Credit Agreement from $1,500,000 to $5,000,000 and (b) certain financial covenants set forth in Section 7.10 of the Bank Credit Agreement. Effective on and as of the Effective Date, the Purchaser shall consent solely to the amendments to such definitions, not to exceed the percentage or dollar limitation, as the case may be, set forth in the immediately preceding sentence. In addition, effective on and as of the Effective Date, the Purchaser agrees that it will not unreasonably withhold its consent to any amendments to be made by the Bank to the financial covenants set forth in Section 7.10 of the Bank Credit Agreement as in effect on the date hereof so long as such amendments to such financial covenants do not cause such financial covenants to be more restrictive than those set forth in Section 1 of this Amendment.

         10. CONFIRMATION; FULL FORCE AND EFFECT. Section 1 of this Amendment shall amend the Securities Purchase Agreement on and as of the Effective Date, and the Securities Purchase Agreement, as amended thereby, shall remain in full force and effect from and after the Effective Date in accordance with its terms. Each of the Term A Note and the Warrant shall be amended and restated on and as of the Effective Date, and each such Investment Document, as amended and restated by the Amended and Restated Term A Note and the Amended and Restated Warrant, shall remain in full force and effect from and after the Effective Date in accordance with its terms. The Securities Purchase Agreement, as amended hereby, and the other Investment Documents (including, without limitation, the Amended and Restated Term A Note and the Amended and Restated Warrant) are hereby ratified, approved and affirmed by the Company Parties in all respects. Except as otherwise expressly provided in Sections 3 and 7 of this Amendment, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any breach, violation, Default or Event of Default under, the Securities Purchase Agreement or any other Investment Document, or any forbearance, or agreement to forbear with respect to any such breach, violation, Default or Event of Default. The execution, delivery and effectiveness of this Amendment shall not (a) limit or impair any rights of, constitute a waiver by, or otherwise affect any right, power or remedy of, the Purchaser under the Securities Purchase Agreement or any other Investment Document, except as otherwise expressly provided in this Amendment, (b) except as specifically set forth in Section 1 of this Amendment, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Securities Purchase Agreement or (c) except as set forth in the Amended and Restated Term A Note and the Amended and Restated Warrant, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any other Investment Document, all of which are ratified, approved and affirmed by the Company Parties in all respects and shall continue in full force and effect.

         11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         12. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

         13. FURTHER ASSURANCES. The parties shall, at any time and from time to time following the execution of this Amendment, execute and deliver all such further instruments and other documents and take all such further actions as may be necessary or appropriate to carry out the provisions of this Amendment.

         14. AFFIRMATION OF GUARANTY. The Company Parties, in their respective capacities as Guarantors, hereby consent to this Amendment and the other Amendment Documents and the transactions contemplated hereby and thereby. Each Guarantor hereby ratifies and reaffirms the Guaranty and further acknowledges that the same shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the first date written above.

                                        COMPANY PARTIES

                                        SIMULA, INC., an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Executive Vice President and CFO


                                        By: /s/ Donald Townsend
                                           -------------------------------------
                                        Title: President and CEO



                                        SIMULA SAFETY SYSTEMS, INC., an
                                        Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/ Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA TRANSPORTATION EQUIPMENT
                                        CORPORATION, an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/ Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary

                                        AI CAPITAL CORP. (formerly known as
                                        Airline Interiors, Inc.), an Arizona
                                        corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/ Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA ARTCRAFT INDUSTRIES INC.
                                        (formerly known as Artcraft Industries
                                        Corp.), an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/ Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA COMPOSITES CORPORATION, a
                                        Delaware corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/ Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA AUTOMOTIVE SAFETY DEVICES, INC.,
                                        an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary

                                        SIMULA TECHNOLOGIES, INC., an Arizona
                                        corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        INTERNATIONAL CENTER FOR SAFETY
                                        EDUCATION, INC., an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA POLYMER SYSTEMS, INC., an Arizona corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary



                                        SIMULA AUTOMOTIVE SAFETY DEVICES
                                        LIMITED, a company organized and
                                        existing under the laws of the United
                                        Kingdom


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary

                                        CCEC CAPITAL CORP., an Arizona
                                        corporation


                                        By: /s/ James C. Dodd
                                           -------------------------------------
                                        Title: Treasurer


                                        By: /s/  Benjamin G. Clark
                                           -------------------------------------
                                        Title: Assistant Secretary




                                        PURCHASER

                                        LEVINE LEICHTMAN CAPITAL PARTNERS II,
                                        L.P., a California limited partnership

                                        By:  LLCP California Equity Partners II,
                                        L.P., a California limited partnership,
                                        its General Partner

                                           By:  Levine Leichtman Capital
                                           Partners, Inc., a California
                                           corporation, its General Partner

                                              By: /s/ Arthur E. Levine
                                                 -------------------------------
                                                      Arthur E. Levine
                                                      President